UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

Fourth Tranche of Investment Pursuant to Joint Development Agreement

As previously disclosed, on January 13, 2016, our wholly owned subsidiary Oklahoma Energy Acquisitions, LP (“Oklahoma Energy”) entered into a Joint Development Agreement (the “Joint Development Agreement”) with BCE-STACK Development LLC (the “BCE”), a wholly owned subsidiary of Bayou City Energy Management, LLC, to fund drilling operations in Kingfisher County, Oklahoma. The drilling program initially called for the development of forty identified well locations, which will be developed in two tranches of twenty wells each. As previously disclosed, on March 8, 2016, the parties agreed to add a third tranche that allows for the drilling of an additional twenty wells.

The parties have now agreed to add a fourth tranche of investment that will allow for the drilling of an additional 20 wells, representing an additional investment of up to $64 million in our primary core area, the Sooner Trend STACK play in Kingfisher County, Oklahoma. The terms and conditions are the same as those of the first three tranches, whereby BCE will provide 100% of the funds to drill and complete our operated wells, provided that to the extent that the total cost of drilling the wells in any tranche exceeds $64 million, Oklahoma Energy will be responsible for its and BCE’s working interest share of the drilling costs exceeding such limit. Oklahoma Energy will retain 20% of its proportionate working interest in each of the new wells, which will increase to 80%, and later 92.5%, if BCE achieves a certain internal rate of return thresholds on its investment.

Updated Capital Expenditures Guidance for 2017

As previously disclosed, on November 14, 2016, we announced our anticipated 2017 capital expenditure budget (the “2017 Capital Expenditure Budget”). Due to the addition of the fourth tranche of investment from BCE discussed above, we are revising the 2017 Capital Expenditure Budget to a new range of $250 million to $320 million, excluding acquisitions. The 2017 Capital Expenditure Budget is subject to further change based on various market conditions, including changes in commodities prices and drilling costs, and other factors deemed important by us.

Statements contained in this Item 7.01 that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of or otherwise subject to the liabilities under Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

November 30, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP